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                                                                     EXHIBIT 7.7

                                AMENDMENT NO. 1
                                      TO
                               WARRANT AGREEMENT

          This AMENDMENT NO. 1 TO WARRANT AGREEMENT (this "Amendment") is dated as of March 2, 2000, and entered into by and between AMGEN INC., a Delaware corporation ("Amgen"), and REGENERON PHARMACEUTICALS, INC., a New York corporation (the "Company").

                                R E C I T A L S

          WHEREAS, on April 15, 1996, the Company and Amgen entered into the Warrant Agreement (the "Warrant Agreement"); and

          WHEREAS, pursuant to Section 14 of the Warrant Agreement, the Company and Amgen now desire to amend the Warrant Agreement as hereinafter provided.

                               A M E N D M E N T

          NOW, THEREFORE, the parties agree as follows:

     1. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Warrant Agreement.

     2. Section 5 is hereby amended by (a) inserting "(the "Exercise Period")" after the date "April 15, 2001" in the first sentence of the first paragraph thereof; (b) inserting ", or (iii) in the manner provided in the first paragraph of this Section 5" at the end of the last sentence of the second paragraph thereof and (c) inserting the following sentences after the first sentence of the first paragraph thereof:

          "In the alternative, each holder may exercise its right, during the Exercise Period, to receive Warrant Shares either (i) on a net basis, such that, without the exchange of any funds, the holder receives that number of Warrant Shares otherwise issuable (or payable) upon exercise of its Warrants less that number of Warrant Shares having an aggregate fair market value (as defined below) at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by the holder of the Warrant Shares or (ii) by delivery to the Company of shares of Common Stock having an aggregate fair market value at the time of exercise equal to the Exercise Price of the Warrants being exercised. For purposes of the foregoing sentence, "fair market value" of the Warrant Shares or the Common Stock will be equal to the last reported sale price of the Common Stock on the NASDAQ National Market System on the date of any such exercise."

     3. The Warrant Certificate dated as of April 15, 1996 (the "Warrant Certificate") and the Form of Election to Purchase shall hereby be deemed amended to the extent inconsistent with this Amendment.
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     4.   This Amendment shall be effective as of the date hereof.

     5. Except as modified by the foregoing, the terms and conditions of the Warrant Agreement and the Warrant Certificate shall remain in full force and effect.

     6. This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

     7. THIS AMENDMENT, AND THE APPLICATION OR INTERPRETATION HEREOF, SHALL BE GOVERNED EXCLUSIVELY BY ITS TERMS AND BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

                            (Signature Page Follows)



                                       2
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                              REGENERON PHARMACEUTICALS, INC.



                              By: /s/ Murray A. Goldberg
                                 -----------------------------
                              Name: Murray A. Goldberg
                              Title:   Chief Financial Officer


                              AMGEN INC.


                              By: /s/ Gordon M. Binder
                                 ------------------------------
                              Name: Gordon M. Binder
                              Title:   Chairman of the Board and
                                       Chief Executive Officer


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